LEHMAN BROTHERS INCOME FUNDS

                         LEHMAN BROTHERS CORE BOND FUND
                      LEHMAN BROTHERS CORE PLUS BOND FUND
                     LEHMAN BROTHERS HIGH INCOME BOND FUND
                     LEHMAN BROTHERS MUNICIPAL MONEY FUND
                  LEHMAN BROTHERS MUNICIPAL SECURITIES TRUST
                 LEHMAN BROTHERS NEW YORK MUNICIPAL MONEY FUND
                   LEHMAN BROTHERS SHORT DURATION BOND FUND
                     LEHMAN BROTHERS STRATEGIC INCOME FUND
                        NEUBERGER BERMAN CASH RESERVES
                     NEUBERGER BERMAN GOVERNMENT MONEY FUND
                                605 Third Avenue
                         New York, New York  10158-0180

February 28, 2008

Neuberger Berman Management Inc.
605 Third Avenue, 2[nd] Floor
New York, New York  10158-0180

Dear Ladies and Gentlemen:

      Lehman Brothers Core Bond Fund, Lehman Brothers Core Plus Bond Fund, Lehman Brothers High Income Bond Fund, Lehman Brothers Municipal Money Fund, Lehman Brothers Municipal Securities Trust, Lehman Brothers New York Municipal Money Fund, Lehman Brothers Short Duration Bond Fund, Lehman Brothers Strategic Income Fund, Neuberger Berman Cash Reserves and Neuberger Berman Government Money Fund (each a "Fund") are each a series of Lehman Brothers Income Funds, a Delaware statutory trust ("Trust").

      You hereby agree until the date noted on Schedule A ("Limitation Period"), to forgo current payment of fees and/or reimburse annual operating expenses of each Fund's respective Class noted on Schedule A (excluding interest, taxes, brokerage commissions, and extraordinary expenses of each Fund) ("Operating Expenses"), so that the Operating Expenses of each Fund's respective Class are limited to the rate per annum, as noted on Schedule A, of that Class' average daily net assets ("Expense Limitation").

      Each Fund agrees to repay you out of assets attributable to its respective Class noted on Schedule A for any fees forgone by you under the Expense Limitation or any Operating Expenses you reimburse in excess of the Expense Limitation, provided the repayments do not cause that Class' total operating expenses (exclusive of interest, taxes, brokerage commissions and extraordinary expenses) to exceed the respective annual rate of average daily net assets as noted on Schedule A and the repayments are made within three years after the year in which you incurred the expense.

      You understand that you shall look only to the assets attributable to the respective Class of the applicable Fund for performance of this Agreement and for payment of any claim you may have hereunder, and neither any other series of the Trust or class of the applicable Fund, nor any of the Trust's trustees, officers, employees, agents, or shareholders, whether past, present or future, shall be personally liable therefor.

      This Agreement is made and to be performed principally in the State of New York, and except insofar as the Investment Company Act of 1940, as amended, or other federal laws and regulations may be controlling, this Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of New York. Any amendment to this Agreement shall be in writing signed by the parties hereto. This Agreement supersedes any prior agreement with respect to the subject matter hereof.

      If you are in agreement with the foregoing, please sign the form of acceptance on the enclosed counterpart hereof and return the same to us.

                         Very truly yours,

                         LEHMAN BROTHERS INCOME FUNDS,
                         on behalf of
                         LEHMAN BROTHERS CORE BOND FUND, LEHMAN BROTHERS CORE PLUS BOND FUND, LEHMAN BROTHERS HIGH INCOME BOND FUND, LEHMAN BROTHERS MUNICIPAL MONEY FUND, LEHMAN BROTHERS MUNICIPAL SECURITIES TRUST, LEHMAN BROTHERS NEW YORK MUNICIPAL MONEY FUND, LEHMAN BROTHERS SHORT DURATION BOND FUND, LEHMAN BROTHERS STRATEGIC INCOME FUND, NEUBERGER BERMAN CASH RESERVES AND NEUBERGER BERMAN GOVERNMENT MONEY FUND

                         By:

                         Title:

The foregoing Agreement is hereby accepted as of February 28, 2008

NEUBERGER BERMAN MANAGEMENT INC.

By:

Title:

                                   SCHEDULE A

FUND                                             CLASS     LIMITATION  EXPENSE
                                                             PERIOD   LIMITATION

Lehman Brothers Core Bond Fund                   Class A    10/31/2018   0.85%
                                                 Class C    10/31/2018   1.60%
                                                Investor    10/31/2018   0.85%
                                              Institutional 10/31/2018   0.45%
Lehman Brothers Core Plus Bond Fund           Institutional 10/31/2018   0.45%
Lehman Brothers High Income Bond Fund           Investor    10/31/2011   1.00%
Lehman Brothers Municipal Money Fund            Investor    10/31/2011   0.59%
Lehman Brothers Municipal Securities Trust      Investor    10/31/2011   0.65%
Lehman Brothers New York Municipal Money Fund   Investor    10/31/2011   0.59%
Lehman Brothers Short Duration Bond Fund        Investor    10/31/2011   0.70%
                                                  Trust     10/31/2011   0.80%
Lehman Brothers Strategic Income Fund            Class A    10/31/2018   1.15%
                                                 Class C    10/31/2018   1.85%
                                              Institutional 10/31/2018   0.75%
                                                  Trust     10/31/2011   1.10%
Neuberger Berman Cash Reserves                  Investor    10/31/2011   0.65%
Neuberger Berman Government Money Fund          Investor    3/31/2012    0.45%